Exhibit 99.2
To our shareholders:
2016 represents our fifteenth year since we started this business in 2002. As we reflect back on the values, investments and people that got us here, we could not be more proud of our evolution into the Wayfair of today. In 2016, we reached $3.4 billion of net revenue, grew active customers to 8.3 million, reached 81% aided brand awareness in the U.S. today, grew our international Direct Retail revenue by 180% year over year, and scaled our logistics network from 1 million to 5 million square feet. As we look forward to the next fifteen years of growth, we see even more opportunity to lead the way in bringing shopping for home goods online, and we will do it by staying true to - and building on - the core values that brought us here.
We want everyone to live in a home they love.
We believe that the long-term success of our business rests on our ability to delight and serve our customer. In the home category, delighting our customer means making home decorating fun, approachable and easy. By offering a vast array of over eight million products, we provide our customer with the selection she desires, and we use technology and our strong visual merchandising to help her quickly zero in on the exact item that meets her needs and matches her style. We feature beautiful lifestyle photography to inspire her, and we offer her design ideas to help her complete her look. We also provide Idea Boards, where she can easily flag "wish list" items for her home, as well as customer reviews and photos so she can see how things look and work in real life. We believe that home items - both shopping for them, and the process of bringing them home - are vastly different from other retail categories. Therefore, a business focused just on the home category, as we are, is necessary to deliver an outstanding shopping experience.
We believe that the whole experience should be easy, and that is why we are fixated on providing a superior customer service and home delivery experience. That experience is supported by over 1,400 highly trained Wayfair employees, who are available day and night via phone, email and online chat to answer questions and resolve issues. We care more about what our customers think than winning awards, but we are honored that our customer service organization has recently been recognized with 3 awards for excellent customer service. We also do a lot of work on the logistics to ensure that the customer has a good delivery experience that is both fast and damage-free. In 2016, we began taking more direct control of meaningful aspects of our logistics network and forward-positioning supplier inventory in our CastleGate warehouses. These steps enable more next-day and 2-day deliveries and further reduce damage - a huge advantage in the home category, where items can be large, heavy and difficult to deliver.
Focusing on what the customer wants makes for happy, satisfied shoppers. We believe this is what will ensure we remain top of mind the next time our customer thinks about buying something for their home - tomorrow, next week, and next year.
We take the long view.
In business circles, and especially in large and growing companies, employees are often advised to "think like an owner." As co-founders who remain significant shareholders today, that is a phrase we have always taken to heart. That ethos has informed our decisions to make investments that may seem complicated, overly ambitious or costly in the short run, but that have big potential payoffs over time. From day one, for example, we committed to investing in our own proprietary technology and running our customer service operation in-house. And over the course of the next fifteen years, we continued to make bold, sometimes unconventional decisions that led us to significant growth. In late 2011, for example, almost a decade after starting the company, we decided to take a $500 million revenue business and effectively abandon it by shuttering the CSN Stores micro-sites and launching the Wayfair brand. Today, the Wayfair brand is a multibillion revenue business with 81% aided awareness in the United States. More recently, it was scaling our international business, which we believe will allow us to access an additional addressable market of more than $300 billion in Canada and Europe. Similarly, ramping our CastleGate warehouses and building out our large parcel proprietary logistics network, WDN, requires significant investment, but we believe the payoff will come over time in customer satisfaction and higher sales conversion, as well as reduced damage and lower transportation costs. The beauty of focusing on the long view is that we and our customer can all win together.
We stick to our tight focus on the home category, and we pursue these strategic initiatives "to the nth degree," including developing customized software where it makes sense. The ramp-up phase of these strategic initiatives can be long and costly, and can require large-scale upfront investment in talent and infrastructure to do it right. To ensure we are advancing toward our return on investment targets as we go, we rigorously track quantitative metrics, including everything we can concerning cost, progress, customer behavior, customer satisfaction, and any other kind of customer insight.

We are ready for the massive shift ahead.
Only approximately 9% of the total $270 billion home goods category in the U.S is sold online today. We have seen the market for online home goods grow at approximately 15% for the last few years, significantly outpacing the growth of brick-and-mortar home retail, and therefore increasing the online penetration of the market. If the online home category continues to grow at 15% for the next ten years, that would put approximately $80 billion of consumer spend up for grabs as the industry moves online. We intend to take a meaningful share of that $80 billion, and we believe we are well-positioned to do so given our growing brand awareness and the outstanding customer experience we offer every day.
We are also taking steps to make it even easier to "shop for your home from your home" by leveraging exciting augmented-reality applications that allow the customer to see how an item would actually look in her very own living room via her mobile phone.
But there is even more change afoot. If you consider the impact of millennials, the opportunity we are going after is even larger. There are 70 million millennials aged 21 to 34 in the U.S., and they are more comfortable than previous generations making purchases online. More importantly, they are about to age into our demographic group since home becomes very important as one goes through the life stage changes tied to getting married, buying a home and starting a family.
Even without the potential future impact of augmented reality and millennials, we believe we more than doubled the size of our addressable market by entering Canada and Europe.
We do the most by working with the best.
The biggest differentiator between companies is the people working in them (in truth it is really the only differentiator). We look to hire people who are incredibly bright, quantitative, team-oriented and innately ambitious. We believe that coupling data and transparency with strong acumen and collaboration is the key to good decision-making and rapid execution. Our employees must feel comfortable pushing the envelope, and sometimes failing, because you win by trying more things, even when you know you will have the occasional failure. From the failure you can learn a lot and put it to work again that same day.
The success we have enjoyed has allowed us to attract amazing people to work at our company. To support our growth and undertake our new initiatives, we increased the size of our team by almost 50% in 2016. We have hired across the board in customer service, warehousing, operations, engineering, marketing and merchandising, and have promoted from within while also bringing in amazing external talent. As we grow, we are working hard to protect and further the culture that has brought us our success to date and extend it from Boston to new locations like Berlin and Bangor.
To us, 2016 showcases what we have been building for the last fifteen years. It is hard to believe, but we are actually more excited today about our prospects and the opportunity ahead than we were fifteen years ago.
- Niraj Shah & Steve Conine, Co-Founders

Forward Looking Statements
This letter contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "could," "intends" or other similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. We cannot guarantee that any forward-looking statements will be accurate, although we believe that we have been reasonable in our expectations and assumptions. We are not under any obligation, and expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this letter are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.